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                                                           EXHIBIT 99.2


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

                        PROXY: The undersigned hereby appoints E.R. Brooks,
Central and South West  Molly Shi Boren, and Joe H. Foy, and each of them,
Corporation             attorneys and proxies, with full power of substitution,
P.O. Box 660164         to vote all shares of stock of CENTRAL AND SOUTH WEST
Dallas, TX 75266-0164   CORPORATION held of record in the name of the
                        undersigned at the close of business on April 8, 1998, at the annual meeting of stockholders of the Corporation to be held on May 28, 1998, and at all adjournment(s) thereof (Meeting):


The Corporation's Board of Directors (Board) recommends a vote IN FAVOR of items
(1), (2) and (3).

      (1) APPROVAL AND ADOPTION OF THE MERGER AGREEMENT PROVIDING FOR THE MERGER OF AUGUSTA ACQUISITION CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF AMERICAN ELECTRIC POWER, INC. WITH AND INTO CENTRAL AND SOUTH WEST CORPORATION AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY.

      FOR ______                  AGAINST ______              ABSTAIN ______

      (2)   ELECTION OF DIRECTORS

  _____ FOR all nominees listed below     _______ WITHHELD AUTHORITY to vote
        (except as marked to the                  for all nominees listed below
        contrary below)

E.R. BROOKS, ROBERT W. LAWLESS AND JAMES L. POWELL, AS CLASS II DIRECTORS AND WILLIAM R. HOWELL AND RICHARD L. SANDOR, AS CLASS III DIRECTORS

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

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      (3)   APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP BY THE BOARD AS
INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

      FOR ______                  AGAINST ______              ABSTAIN ______

      (4) THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING. THE CORPORATION'S BOARD AT THIS TIME KNOWS OF NO OTHER BUSINESS.

      This Proxy when properly executed shall be voted as directed herein by the undersigned stockholder. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR PROPOSALS 1 through 3.

                    Dated _______________, 1998

                    Please Sign Here

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                    Sign exactly as name(s) printed at left.
                    State full title when signing in fiduciary or representative capacity.